UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 31, 1997
                Date of Report (Date of earliest event reported)



                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                         0-26954          22-3350958
(State or other jurisdiction of      (Commission File        (IRS Employer
incorporation or organization)              Number)          Identification No.)



380 Allwood Road, Clifton, New Jersey                                 07012
(Address of principal executive offices)                              (Zip Code)


(Registrant's telephone number, including area code)              (973) 471-1005

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

ITEM 2.         Acquisition or Disposition of Assets

                On December 31, 1997, Consolidated Delivery & Logistics, Inc. ("CDL") entered into an agreement (the "Asset Purchase Agreement") with its subsidiary, Sureway Logistics Corporation ("Logistics") and Mimatar Corporation ("Mimitar"), providing for the sale of certain assets of Logistics to Mimitar. This sale disposes of the previously disclosed discontinued operations of CDL's fulfillment and direct mail business. Under the terms of the Asset Purchase Agreement, the assets included Logistics' customer list, prepaid expenses, advance rentals, security deposits, manufacturing, warehouse, computer and other equipment, license to use certain of Logistics' intellectual property assets, assumption of equipment leases and assignment to and assumption by Mimitar of a real property warehouse lease covering Logistic's principal place of business (the "Facility Lease").

                The purchase price for the assets was $850,000 with $125,000 in cash and the remainder in the form of a promissory note (the "Note"). The Note will bear interest at the rate of 6% per annum. During 1998 interest only will be payable monthly. Commencing February 1, 1999 the note will be paid in equal monthly installments of $14,016 including principal and interest through January 1, 2004. The note is collateralized by a security interest in Mimitar's accounts receivable, equipment and general intangibles. The security interest is subordinate to the interest of Mimitar's majority shareholder. The purchase price under the Asset Purchase Agreement was determined by arm's length negotiations between the parties based on the market value of the assets purchased and sold.

                The Asset Purchase Agreement requires that Logistics obtain the formal written consent of the landlord to the assignment of the Facility Lease to Mimitar on or before January 6, 1998. Landlord consent is expected but has not been obtained. The Asset Purchase Agreement may be terminated by Mimitar if landlord consent is not obtained, however if CDL elects to litigate the landlord consent issue the Asset Purchase Agreement will continue under terms to be mutually agreed between CDL and Mimitar.

                The  description  above of the Asset Purchase  Agreement and the
Note is a summary and does not purport to be complete. Reference should be made to the copies of such documents filed as exhibits to this report for a complete description of their terms.

ITEM 7.         Financial Statements and Exhibits

                b.   Pro Forma Information

            Consolidated Delivery & Logistics, Inc. and Subsidiaries Introductory Notes to Unaudited Pro Forma Consolidated Financial Statements

                   The following pro forma condensed consolidated balance sheet as of September 30, 1997, and the pro forma condensed consolidated statement of continuing operations for the nine month period then ended and the pro forma consolidated statement of continuing operations for year ended December 31, 1996 give effect to CDL's sale of certain assets of Logistics. The adjustments related to the pro forma condensed consolidated balance sheet assume the transaction was consummated at September 30, 1997, while the adjustments to the pro forma consolidated statement of operations assume the transaction was consummated on January 1, 1996. The final sale occurred on December 31, 1997.

                   The pro forma condensed consolidated balance sheet and pro forma condensed consolidated statement of continuing operations for the nine months ended September 30, 1997 are based on the historical financial statements of CDL which had previously been reclassified to present the discontinued operations of Logistics separately. Accordingly, the only pro forma adjustments required are to reflect the sale of certain assets of Logistics and the associated interest income and net interest savings. The pro forma consolidated statement of continuing operations for the year ended December 31, 1996 is based on the historical statements of CDL, which were not reclassified to present the discontinued operations of Logistics. The pro forma adjustments reflect the reclassification of the discontinued operations, the sale of certain assets of Logistics and the associated interest income and net interest savings.

                   The unaudited pro forma financial statements are presented for informational purposes only and do not purport to present what the condensed consolidated balance sheet would have been had the sale, in fact, occurred on September 30, 1997 or what the consolidated statements of operations for the nine months ended September 30, 1997 or for the year ended December 31, 1996 would have been had the sale, in fact, occurred on January 1, 1996.

            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
             UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                     (In thousands except share information)

                                                                CDL                                          Pro Forma
                                                           Consolidated             Pro Forma                   CDL
                                                             Pre-Sale              Adjustments              Consolidated
                                                        --------------------     -----------------        -----------------


                        ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                     $1,270                       $-                   $1,270
  Accounts receivable, net                                      22,348                        -                   22,348
  Prepaid expenses and other current assets                      2,819                        -                    2,819
  Net assets of discontinued operations                          1,989                     (830)   (1)             1,159
                                                        --------------------     -----------------        -----------------
    Total current assets                                        28,426                     (830)                  27,596

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net                        5,949                        -                    5,949
OTHER ASSETS                                                     4,000                      725    (4)             4,725
                                                        ====================     =================        =================
    Total assets                                               $38,375                   $ (105)                 $38,270
                                                        ====================     =================        =================

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Short-term borrowings                                         $6,893                    $(125)   (3)            $6,768
  Current maturities of long-term debt                           3,071                        -                    3,071
  Accounts payable and accrued liabilities                      14,977                        8    (2)            14,985
                                                        --------------------     -----------------        -----------------
    Total current liabilities                                   24,941                     (117)                  24,824

LONG-TERM DEBT                                                   2,871                        -                    2,871
OTHER LONG-TERM LIABILITIES                                      2,051                        -                    2,051
                                                        --------------------     -----------------        -----------------
    Total liabilities                                           29,863                     (117)                  29,746
                                                        --------------------     -----------------        -----------------

STOCKHOLDERS' EQUITY
 Preferred stock, $.001 par value; 2,000,000 shares
authorized; no shares issued and outstanding
                                                                     -                        -                        -
 Common stock, $.001 par value;  30,000,000 shares authorized;  6,658,551 shares issued and outstanding at September 30, 1997, respectively
                                                                     7                        -                        7
 Additional paid-in capital                                      9,001                        -                    9,001
 Accumulated deficit                                              (496)                      12    (5)              (484)
                                                        --------------------     -----------------        -----------------

    Total Stockholders' Equity                                   8,512                       12                    8,524
                                                        --------------------     -----------------        -----------------
    Total Liabilities and Stockholders' Equity                 $38,375              $      (105)                 $38,270
                                                        ====================     =================        =================

           The accompanying explanatory notes are an integral part of these consolidated statements.

            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (In thousands, except per share data)

                                                        CDL                                     Pro Forma
                                                   Consolidated          Pro Forma                 CDL
                                                     Pre-Sale           Adjustments           Consolidated
                                                  ----------------    ----------------       ----------------

REVENUES                                               $126,368              $ -                  $126,368

Cost of Revenues                                         96,758                -                    96,758
                                                  ----------------    ----------------       ----------------

          GROSS PROFIT                                   29,610                -                    29,610

Selling, General, &
   Administrative Expenses                               28,409                -                    28,409
                                                  ----------------    ----------------       ----------------

          OPERATING INCOME                                1,201                -                     1,201

OTHER (INCOME) EXPENSE:
  Gain on Sale of Subsidiary, net                          (816)               -                      (816)
  Other expense (income), net                              (209)             (31)      (6)            (240)
  Interest expense                                          836              (18)      (7)             818
                                                  ----------------    ----------------       ----------------

INCOME FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES                                                   1,390               49                     1,439

Provision for Income Taxes                                  556               20       (8)             576
                                                  ----------------    ----------------       ----------------

NET INCOME FROM CONTINUING
  OPERATIONS                                               $834              $29                      $863
                                                  ================    ================       ================


NET INCOME (LOSS) PER SHARE
FROM CONTINUING OPERATIONS                                $0.13            $  -                      $0.13
                                                  ================    ================       ================

AVERAGE SHARES OUTSTANDING USED TO CALCULATE
INCOME (LOSS) PER SHARE
                                                          6,674            6,674                     6,674
                                                  ================    ================       ================

           The accompanying explanatory notes are an integral part of these consolidated statements.

            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                        (In thousands, except share data)

                                     CDL            Discontinued               Other                Pro Forma
                                 Consolidated       Operations               Pro Forma                 CDL
                                   Pre-Sale         Adjustments             Adjustments           Consolidated
                               -----------------    ----------------      ----------------       ----------------

REVENUES                            $171,049              ($7,959)                   $-               $163,090

Cost of Revenues                     120,768               (5,211)                6,974    (9)         122,531
                               -----------------    ----------------      ----------------       ----------------

          GROSS PROFIT                50,281               (2,748)               (6,974)                40,559

Selling, General, &
   Administrative Expenses            51,464               (2,463)               (6,974)   (9)          42,027
                               -----------------    ----------------      ----------------       ----------------

OPERATING INCOME (LOSS)               (1,183)                (285)                    -                 (1,468)

OTHER (INCOME) EXPENSE:
  Interest income                        (89)                   -                   (44)   (6)            (133)
  Interest expense                       805                    -                   (12)   (7)             793
  Other income, net                     (372)                   1                     -                   (371)
                               -----------------    ----------------      ----------------       ----------------

INCOME (LOSS) FROM
  CONTINUING OPERATIONS
 BEFORE INCOME TAXES                  (1,527)                (286)                   56                 (1,757)

Provision for (benefit from)
income                                  (844)                (114)                   22    (8)            (936)
  taxes
                               -----------------    ----------------      ----------------       ----------------

NET INCOME (LOSS) FROM
 CONTINUING OPERATIONS                 $(683)               $(172)                  $34                  $(821)
                               =================    ================      ================       ================

INCOME (LOSS) PER SHARE
FROM CONTINUING OPERATIONS
                                      ($0.10)              ($0.03)                $0.01                 ($0.12)
                               =================    ================      ================       ================

AVERAGE SHARES OUTSTANDING
USED TO CALCULATE INCOME
(LOSS) PER SHARE
                                                        6,677,546                                    6,677,546
                                   6,677,546                                  6,677,546
                               =================    ================      ================       ================

           The accompanying explanatory notes are an integral part of these consolidated statements.

            Consolidated Delivery & Logistics, Inc. and Subsidiaries Explanatory Notes to Unaudited Pro Forma Consolidated Financial Statements

(1)   Record  sale of  certain  assets  of  Logistics.

(2)   Record  estimated  income tax liability on the gain on the sale.

(3) Reflect the use of the proceeds from the sale to reduce outstanding borrowings on the line of credit.

(4)   Record  promissory  note  receivable  from the sale.

(5)   Estimated retained earnings impact of the sale.

(6) Record interest income at 6% per annum earned on the note receivable from the sale.

(7) Interest expense calculated at approximately 9%, representing CDL's revised debt structure.

(8)   Income tax effect of adjustments (6) and (7).

(9) Reclassification made to the 1996 financial statements in order to conform to the 1997 presentation.

      c. Exhibits

        10.1 Asset Purchase Agreement dated December 31, 1997 by and among Consolidated Delivery & Logistics, Inc., Mimitar Corporation and Sureway Logistics Corporation.

        10.2 Promissory Note dated December 31, 1997 by and between Mimitar Corporation and Sureway Logistics Corporation.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  January 15, 1998                 CONSOLIDATED DELIVERY & LOGISTICS, INC.
                                                       (Registrant)




                                          By:___________________________
                                               Joseph G. Wojak
                                                 Executive Vice President, Chief
                                                 Financial Officer, Treasurer
                                                 and Secretary
                                                 (Principal Financial and
                                                 Accounting Officer)

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   January 15, 1998                CONSOLIDATED DELIVERY & LOGISTICS, INC.
                                                       (Registrant)




                                          By:  /s/ Joseph G. Wojak
                                               Joseph G. Wojak
                                                 Executive Vice President, Chief
                                                 Financial Officer, Treasurer
                                                 and Secretary
                                                 (Principal Financial and
                                                 Accounting Officer)

                            ASSET PURCHASE AGREEMENT

                                      DATED

                                DECEMBER 31, 1997

                                  BY AND AMONG

                                    PURCHASER

                                       AND

                          SUREWAY LOGISTICS CORPORATION

                                TABLE OF CONTENTS

ARTICLE I - Certain Definitions                                                                             1

         Section 1.1.  Certain Definitions                                                                  1
         Section 1.2.  Interpretation                                                                       4

ARTICLE II - Purchase and Sale of Assets; Assumption of Liabilities                                         4

         Section 2.1.    Purchase and Sale of Assets and Assumption of Equipment Lease                      4
         Section 2.2.    Purchase Price                                                                     4
         Section 2.3.1. Payment of  Purchase Price                                                          4
         Section 2.3.2. Promissory Note                                                                     5
         Section 2.3.3. Grant of a Security Interest                                                        5
         Section 2.4.    Security Agreement                                                                 5
         Section 2.5.1. Assumption of Allwood Road                                                          5
         Section 2.5.2. Sublease of Portion of Allwood Road Lease                                           5
         Section 2.5.3. Surrender of Monhegan Lease                                                         5
         Section 2.6.    Secured Creditor                                                                   5
         Section 2.7.    Allocation of the Purchase Price                                                   6
         Section 2.8.    Closing                                                                            6
         Section 2.9.    Failure to Obtain Consent                                                          6

ARTICLE III - Representations and Warranties of the Seller and the Principals                               6

         Section 3.1.   Financial Representation as to Value of Purchased Assets                            6
         Section 3.2.   The Purchased Assets.                                                               6
         Section 3.3.    Personal Property                                                                  6
         Section 3.4.    Real Property                                                                      7
         Section 3.4.1. Lease Description                                                                   7
         Section 3.5.    Employment Matters; No Collective Bargaining Agreement                             7
         Section 3.6.    Material Customers, Contracts and Commitments                                      7
         Section 3.7.    Litigation                                                                         8
         Section 3.8.    Brokers                                                                            8
         Section 3.9.    Organization and Qualification of the Seller                                       8
         Section 3.10.  Authorization                                                                       8
         Section 3.11.  Non-contravention                                                                   8
         Section 3.12.  No Consents                                                                         8
         Section 3.13.  Insurance                                                                           9
         Section 3.14.  Transition Assistance                                                               9

ARTICLE IV - Representations and Warranties of the Purchaser                                                9

         Section 4.1.  Organization                                                                         9
         Section 4.2.  Authorization                                                                        9
         Section 4.3.  Non-contravention                                                                    9
         Section 4.4.  No Consents                                                                          9
         Section 4.5.  Brokers                                                                              9
         Section 4.6.  Personal Property                                                                   10
         Section 4.7.  Collection Assistance                                                               10

ARTICLE V - Covenants and Agreements                                                                       10

         Section 5.1.  Pre-Closing Liabilities and Receivables                                             10
         Section 5.2.  Post Closing Liabilities and of Accounts Receivable                                 10
         Section 5.3.  Employment Matters                                                                  10
         Section 5.4.  Transfer and Property Taxes                                                         10
         Section 5.5.  Closing Documents                                                                   11
         Section 5.6.  Real Estate Tax Appeal                                                              11
         Section 5.7.  Prior Sales Taxes                                                                   11

ARTICLE VI - Conditions to Closing                                                                         11

         Section 6.1.    Mutual Condition                                                                  11
         Section 6.2.    Conditions to the Purchaser's Obligations                                         11
         Section 6.2.1. Purchaser's Financial Acknowledgment                                               12
         Section 6.3.    Conditions to the Seller's Obligations                                            12

ARTICLE VII -Indemnification                                                                               13

         Section 7.1.  Survival of Representations and Warranties                                          13
         Section 7.2.  Indemnification                                                                     14
         Section 7.3.  Procedures for Third Party Claims                                                   14
         Section 7.4.  Procedures for Inter-Party Claims                                                   15
         Section 7.5.  Post Closing Corporation                                                            15

ARTICLE VIII - Default                                                                                     15

         Section 8.1.  Default by the Purchaser                                                            15

ARTICLE IX- Miscellaneous                                                                                  15

         Section 9.1.  Notices                                                                             15
         Section 9.2.  Expenses                                                                            16
         Section 9.3.  Governing Law; Consent to Jurisdiction                                              16
         Section 9.4.  Assignment; Successors and Assigns; No Third Party Rights                           17
         Section 9.5.  Counterparts                                                                        17
         Section 9.6.  Titles and Headings                                                                 17
         Section 9.7.  Entire Agreement                                                                    17
         Section 9.8.  Amendment and Modification                                                          17
         Section 9.9.  Public Announcement                                                                 17
         Section 9.10.  Waiver                                                                             17
         Section 9.11.  Severability                                                                       18
         Section 9.12.  No Strict Construction                                                             18
         Section 9.13.  Risk of Loss                                                                       18

                                             ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated December 31, 1997, between Mimatar Corporation, a New Jersey corporation with its principal office located at 124 Gregory Avenue, Passaic, New Jersey (the "Purchaser") and Sureway Logistics Corporation a New York Corporation with its principal offices located at 380 Allwood Road, Clifton, New Jersey 07012 (the "Seller") and Consolidated Delivery and Logistics, Inc. in respect of Sections 2.3.2, 2.5.2 and 7.2 (c).

                              W I T N E S S E T H:

                  WHEREAS, the Seller is engaged in the fulfillment and direct mail business and operates out of a leased warehouse facility located at 380 Allwood Road, Clifton, New Jersey (the "Business "); and

                  WHEREAS, the Seller desires to sell and transfer to the Purchaser, and the Purchaser desires to purchase and assume from the Seller, certain assets and certain liabilities relating to the Business, all as more specifically provided herein.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the Seller and the Purchaser agree as follows:

                                    ARTICLE I

                               Certain Definitions

                  Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

                  "Agreement" means this Asset Purchase Agreement.

                  "Allwood Lease" means the current real estate lease covering the premises located at 380 Allwood Road, Clifton, New Jersey.

                  "Assumed Liabilities" means only those liabilities and obligations of the business which (i) arise after the Closing Date under the real estate and equipment leases and executory contracts described in Schedule
1.1 (c) and Schedule 1.1 (e) attached hereto and (ii) those liabilities and obligations arising from the ordinary course of business of the Business after the Closing Date including but not limited to sales commissions.

                  "Business" has the meaning ascribed to such term in the second recital to this Agreement.

                  "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New Jersey are open for the general transaction of business.

                  "CD&L" shall mean Consolidated Delivery and Logistics, Inc., a Delaware Corporation having its principal offices located at 380 Allwood Road, Clifton, New Jersey.

                 "Closing" has the meaning ascribed to such term in Section 2.8.

                 "Closing Date" has the meaning ascribed to such term in
Section 2.8.

                 "Damages" has the meaning ascribed to such term in Section 7.2.

                 "Encumbrances" has the meaning ascribed to such term in Section 3.11.

                 "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

                  "Indemnified Party" has the meaning ascribed to such term in Section 7.2.

                  "Indemnifying Party" has the meaning ascribed to such term in Section 7.2.

                  "License Agreement" has the meaning ascribed to such term in Section 1.1(j)

                  "Monhegan Lease" means the real estate lease covering premises located at 35 Monhegan Street, Clifton, New Jersey as more particularly described in Section 3.7.1 of this Agreement.

                  "Payment Term"  has the meaning ascribed to such term in
Section 2.3.

                  "Person" means an individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Promissory Note" has the meaning ascribed in Section 2.3.2

                  "Purchase Price" has the meaning ascribed to such term in Section 2.2.

                  "Purchased Assets" means all of the right, title and interest in and to the following tangible and intangible assets used in the conduct of the Business:


                  (a) the list of customers annexed hereto on Schedule 1.1(a) (the "Customer List") which, Seller warrants sets forth all customers with whom the Seller (i) currently does business;

                  (b) all books, records, files and papers relating to the customers on the Customer List;

                  (c) all prepaid and /or advance rentals, other advances and other prepaid expenses as set forth on Schedule 1.1 (c); and

                  (d) all security deposits as set forth on Schedule 1.1 (d)

                  (e) manufacturing, warehouse, computer and other equipment used in the Business which Seller has identified on Schedule 1.1(e), if any (or assignment of any computer leases); and

                  (f) all rights existing after the Closing Date under a certain contract between Sureway Logistics Corporation and Thomas Publishing Company a copy of which has been given to Purchaser as well as any purchase orders with customers for work to be performed after the Closing Date.

                  (g) Seller's telephone numbers used in the Business;

                  (h) all authorizations, consents, approvals, licenses, orders,
permits,   exemptions  of,  filings  or  registrations  with,  any  Governmental
Authority which are assignable and which are necessary to conduct the Business;

                  (i) a license agreement (the "License Agreement") in the form attached hereto on Schedule 1.1(i) whereby the Seller grants to the Purchaser the limited right and license to use the Seller's trade name and service mark "Sureway Logistics" in promotional materials covering its operation of the Business subsequent to the Closing Date. The Purchaser acknowledges and agrees that all promotional materials of any nature containing the Seller's service mark shall be submitted in writing to the Seller for its approval, which approval shall not be unreasonably withheld, prior to any publication or distribution of any such promotional materials. This license shall have a term of three (3) year from the Closing Date at which time it shall automatically terminate and no further use of the Seller's service mark shall be made by the Purchaser.

                  "Retained Assets" means all assets of the Business other than the Purchased Assets, including:

                  (1) all corporate books and records of Seller;

                  (2) the Seller's accounts and notes receivable and other assets arising from the business on or prior to Closing Date.


                  "Retained Liabilities" means any and all liabilities or obligations of the Seller of any kind or nature, relating to the Business or the Purchased Assets, arising out of events or transactions or facts occurring on or, prior to, the Closing Date.

                  "Survival Period" has the meaning ascribed to such term in Section 7.1.

                  "Third Party Claim" has the meaning ascribed to such term in Section 7.3.

                  Section 1.2. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

                                   ARTICLE II

             Purchase and Sale of Assets; Assumption of Liabilities

                  Section 2.1. Purchase and Sale of Assets and Assumption of Equipment Leases. Upon the terms and subject to the conditions of this Agreement at the Closing (as defined in Section 2.8), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser all of the Seller's right, title and interest in and to the Purchased Assets and the Purchaser shall purchase such Purchased Assets from the Seller and assume the Assumed Liabilities described herein.

                  Section 2.2. Purchase Price. (a) The total purchase price (the "Purchase Price") to be paid by the Purchaser for the Purchased Assets shall be the sum of EIGHT HUNDRED FIFTY THOUSAND DOLLARS (US $850,000.00)

                  Section 2.3.1  Payment of Purchase Price.

                           The Purchase Price shall be payable as follows:

                           (i)      ONE HUNDRED  TWENTY FIVE  THOUSAND  DOLLARS
(US $125,000.00) shall be paid in cash or its equivalent or by wire transfer on the date of Closing.

                           (ii)     The balance of the Purchase Price shall be
payable monthly in advance over the six (6) year period immediately following the Closing Date (the "Payment Term") in the following manner:

                            (a)     During the first year of the  Payment  Term
the Purchaser shall pay interest only against the remaining balance of the Purchase Price at the rate of 6% per annum payable monthly in advance.

                            (b)     During  years two (2) through six (6) of the
Payment Term the then remaining balance of the Purchase Price shall be paid in equal installments of principal and interest calculated at the rate of 6% per annum payable monthly in advance.

                  Section 2.3.2 Promissory Note. To evidence such indebtedness and the terms for repayment, at the Closing, the Purchaser shall deliver a promissory note payable to Logistics in the form set forth in Schedule 2.3 attached hereto.

                  Section 2.3.3 Grant of a Security Interest. The Purchaser hereby grants to the Seller a subordinate security interest in and to any and all accounts receivable or other assets of the Purchaser arising after the Closing Date from the Business subject only to any first priority security interest granted by Purchaser on such assets to its primary lender.

                  Section 2.4. Security Agreement. Payment of the full remaining balance of the Purchase Price due after the Closing Date shall be secured by a Security Agreement (and UCC-1's) in the form attached hereto as Schedule 2.4.

                  Section 2.5.1 Assumption of Allwood Road. Purchaser agrees to assume the Allwood Lease as of the Closing Date pursuant to a written assignment and assumption as set forth in Schedule 2.5.1. Purchaser shall assist Seller to obtain all necessary consents from the landlord for such assumption. Seller shall remain responsible on such lease in accordance with the Allwood Lease.

                  Section 2.5.2 Sublease of Portion of Allwood Lease. Purchaser agrees that it shall sublease to CD&L the office space CD&L currently occupies at 380 Allwood Road, Clifton, New Jersey for a four (4) year term commencing as of the Closing Date pursuant to a sublease Agreement in the form attached hereto as Schedule 2.5.2. The annual rent to be paid by CD&L under the sublease agreement shall be a fixed sum equal to $ 95,800 per annum payable monthly in advance. No security shall be required by the Purchaser from CD&L for the sublease. Seller shall use reasonable efforts to obtain consent from the landlord on the Allwood Lease for the proposed sublease to CD&L.

                  Section 2.5.3. Surrender of Monhegan Lease. Purchaser agrees that it shall accept a surrender in the form attached as Schedule 2.5.3 of the below described Monhegan Lease as of the Closing Date and that said lease and all future obligations after the Closing Date shall be terminated without further obligation from the Seller or its affiliates. The Seller shall only be responsible for the obligations under the Monhegan Lease prior to the Closing Date.

                  Section 2.6. Secured Creditor. Seller represents and warrants to the Purchaser that First Union Commercial Corporation is the only secured creditor of Seller, and its lien on the Purchased Assets shall be released at or prior to Closing subject to and in accordance with the Consent Letter attached hereto as Schedule 2.6.

                  Section 2.7. Allocation of the Purchase Price. The Purchase Price shall be allocated as set forth in Exhibit A hereto. The Purchaser and the Seller shall use such allocation in filing their respective Internal Revenue Service Form 8594s.

                  Section 2.8. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Seller on December 31, 1997. The closing date shall be referred to as the "Closing Date".

                  Section 2.9. Failure to Obtain Consent. In the event (i) the Landlord's formal consent as required above is not obtained by close of business January 6, 1998 and (ii) the Seller advises Purchaser that Seller shall not litigate the unreasonableness of the Landlord's refusal, the Parties agree that this Agreement and the underlying transaction may be terminated by Purchaser without liability or obligation between the parties except to return any monies or assets previously transferred hereunder. If the Seller advises Purchaser that Seller has decided to litigate against the Landlord this Agreement shall continue provided the Parties agree on the terms of such continuation.


                                   ARTICLE III

                  Representations and Warranties of the Seller

         The Seller represents and warrants to the Purchaser as follows:

                  Section 3.1. Financial Representation as to Value of Purchased Assets. The assets set forth on Schedules 1.1 (c), (d) and (e) of this Agreement compiled by the Seller presents fairly and completely the assets and values described thereon as of November 30, 1997.

                  Section 3.2. The Purchased Assets. No third party (other than First Union Commercial Corporation and/or any lessor or licenser of leased or licensed equipment or software)) owns or has any interest by lease, license or otherwise in any of the Purchased Assets owned by Seller. The documents of transfer to be executed and delivered by the Seller at the Closing will be sufficient to convey good and marketable title to the Purchased Assets to the Purchaser, free and clear of all Encumbrances.

                  Section 3.3. Personal Property. The Seller has good and marketable title to (or valid leasehold or contractual interests in) all personal property comprising the Purchased Assets, free and clear of any Encumbrances except as set forth on Schedule 3.11. All machinery, equipment, furniture, fixtures and other personal property used in the Business and included in the Purchased Assets has been inspected by Purchaser and is accepted by Purchaser in an "as is" condition. All equipment leases shall, if assignable, be assigned to Purchaser.

                  Section 3.4. Real Property. The Seller does not own any real property or real estate.

                  Section 3.4.1 Lease Descriptions. The Seller leases the following locations:

                                    Current Monthly                                                 Lease
          Location                     Basic Rent                    Landlord                  Expiration Date

380 Allwood Road                                            Ninth Avenue
Clifton, New Jersey                     $39,000             Equities Co., Inc.                  June 30, 2002

Monhegan Place                                              350 Butler Street
Clifton, New Jersey                $15,108 plus $3675       Corp.                             October 31, 1998

                  Seller has delivered true and complete copies of its leases on the foregoing premises to the Purchaser. Neither Seller nor any landlord is in default on any such leases.

                  Seller has paid all rents and costs due to the various landlords through the date hereof and shall continue to do so and to comply with all other terms and conditions of each lease through the Closing Date.

                  Section 3.5. Employment Matters; No Collective Bargaining Agreement.
                  (a) Schedule 3.5 sets forth a true and complete listing of all employees, their positions and their salaries. Seller has no employee benefit plans of any kind or nature (including but not limited to plans under ERISA) except for a contributory employee health insurance plan. The Seller shall have no future obligation to any employee of the Seller hired by the Purchaser. There are no employment or compensation agreements with any employees of the Seller.

                  (b) No employees of the Seller have been, or are currently represented by, any labor union or covered by any collective bargaining agreement nor, to the best of the Seller's knowledge, is any organization campaign to establish such representation in progress.

                  Section 3.6.  Material Customers, Contracts and Commitments.

                  (a) The representations and warranties with respect to the Customer List set forth in the definition of Purchased Assets is accurate and complete.

                  (b) True and complete copies of all written contracts with customers, including any amendments thereto, have been delivered by the Seller to the Purchaser and such documents constitute the legal, valid and binding obligation of the Seller and, to the Seller's knowledge, each other party purportedly obligated thereunder.

                  (c) The Seller is not in, nor has it been given or received notice of, any default or claimed, purported or alleged default, or facts that, with notice or lapse of time, or both, would constitute a default (or give rise to a termination right) on the part of any party in the performance of any obligation to be performed under any of its contracts with its customers.

                  Section 3.7. Litigation. There are no lawsuits, actions, proceedings, claims, orders or investigations by or before any Governmental Authority pending or, to the Principals' knowledge after due investigation, threatened against the Seller, or against the Principals and relating to the Business or the Purchased Assets, or seeking to enjoin the transactions contemplated hereby or which could have a material adverse effect on such transactions or on Purchaser.

                  Section 3.8. Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Seller in connection with this Agreement or any of the transactions contemplated hereby. The Seller has not employed any broker or agent in connection with the transactions contemplated by this Agreement.


                  Section 3.9. Organization and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority, corporate and other, to own or lease its property and assets and to carry on the Business as presently conducted.

                  Section 3.10. Authorization. The Seller has full power and authority, corporate and other, to execute and deliver this Agreement, the instruments of transfer and other documents referred to herein and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement and each such instrument of transfer has been or, at the time of delivery will be, duly authorized, executed and delivered by the Seller and constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms.

                  Section 3.11. Non-contravention. Neither the execution and delivery of this Agreement or the instruments of transfer nor the performance by the Seller of its respective obligations hereunder and thereunder will (i) contravene any provision contained in the Seller's Certificate of Incorporation or By-laws, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Seller is a party or by which it is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, "Encumbrances") on any of the Seller's assets or properties.

                  Section 3.12. No Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Seller.


                  Section 3.13. Insurance. At all times prior to the execution of this Agreement, the Seller has maintained appropriate and adequate insurance policies covering the Purchased Assets and all aspects of the Business.

                  Section 3.14. Transition Assistance. For a period of 30 days after the Closing Date Seller shall make available to the Purchaser the services of Robin Leach for limited assistance as determined by CD&L in the transition accounting areas for the Business. In addition for a period of 90 days after Closing the Seller shall make available to the Purchaser the services of Norton Hight for limited assistance as reasonably determined by CD&L in the transition sales and marketing areas for the Business.

                                   ARTICLE IV

                 Representations and Warranties of the Purchaser

                  The Purchaser represents and warrants to the Seller and the Principals as follows:

                  Section 4.1. Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full power and authority, corporate and other, to own its properties and assets and to carry on its business as presently conducted except where the failure to be so qualified would not have a material adverse effect on its business.

                  Section 4.2. Authorization. The Purchaser has full power and authority, corporate and other, to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate action. This Agreement, has been or, at the time of delivery will be, duly authorized, executed and delivered by the Purchaser and constitute or, at the time of delivery will constitute, a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  Section 4.3. Non-contravention. The Purchaser is not subject to any provision of its Certificate of Incorporation or By-laws or any agreement, instrument, law, rule, regulation, order, decree or judgment of any Governmental Authority or other restriction that would prevent the consummation of the transactions contemplated by this Agreement.

                  Section 4.4. No Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser.

                  Section 4.5. Brokers. No person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser or CDL in connection with this Agreement or any of the transactions contemplated hereby. The Purchaser has not employed any broker or agent in connection with the transactions contemplated by this Agreement.

                  Section 4.6 Personal Property. The Purchaser hereby agrees to assume all liabilities and obligations under any equipment leases or software license agreements included as part of the Purchased Assets always provided such liabilities and obligations arise after the Closing Date. Purchaser agrees it shall enter into new leases/license agreements with existing lessors/licensors where leases/licenses cannot be assigned.

                  Section 4.7 Collection Assistance. The Purchaser agrees to use its best efforts to provide the Seller with all reasonable assistance required to assist Seller in collecting accounts receivables arising from services performed on or prior to the Closing Date including but not limited to preparation and mailing of invoices and tracking payments when received.

                                    ARTICLE V

                            Covenants and Agreements

                  Section 5.1 Pre-Closing Liabilities and Receivables. Seller shall be solely responsible for any and all Retained Liabilities and shall receive the benefits of any accounts receivable of the Business arising on or prior to Closing Date. Purchaser shall have no liability to Seller for any such liabilities or receivables or failure or inability to collect any such accounts receivable.

                  Section 5.2. Post Closing Liabilities and of Accounts Receivable. Purchaser shall be solely responsible for any and all liabilities and accounts of the Business arising after the Closing Date.. Seller shall have no liability to Purchaser for any such liabilities or failure or inability to collect any such accounts receivable.

                  Section 5.3. Employment Matters. The Seller shall indemnify, defend and hold harmless the Purchaser for any liabilities due to or incurred in favor of its employees from events occurring prior to closing except for obligations arising from services performed after the Closing Date to employees actually hired by the Purchaser.

                  Section 5.4. Transfer and Property Taxes. (a) The Seller shall pay any transfer, sales, purchase, use or similar tax under the laws of any Governmental Authority arising out of or resulting from the purchase of the Purchased Assets. The Seller shall prepare and file the required tax returns and other required documents with respect to the taxes and fees required to be paid by the Seller pursuant to the preceding sentence.

                  (b) The  Seller  shall (i)  prepare  and file all tax  returns reporting the income attributable to the Purchased Assets or the operation of the Business for all periods ending prior to or on the Closing Date, (ii) prepare and file all income tax returns reporting the income of the Seller arising on the Closing Date from the sale to the Purchaser of the Purchased Assets, (iii) be responsible for the conduct of all tax examinations relating to the tax returns referred to in (i) and (ii) above, and (iv) pay all taxes attributable to the sale of Purchased Assets or the operation of the Business due with respect to the tax returns referred to in (i) and (ii) above. The Purchaser shall prepare and file all tax returns reporting the income attributable to the ownership of the Purchased Assets and the operation of the Business for all periods beginning after the Closing Date and shall be liable for and pay all taxes due in respect of such tax returns.

                  Section 5.5. Closing Documents. The Seller shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered to the Purchaser, the documents or instruments described in Section 6.2. The Purchaser shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to the Seller, the documents or instruments described in Section 6.3.

                  Section 5.6 Real Estate Tax Appeal. The Purchaser shall receive the full amount of any reduction in real estate taxes being paid resulting from any tax grievance filed by Purchaser or the landlord.

                  Section 5.7 Prior Sales Taxes. CD&L shall be responsible for payment of any sales taxes from the operation of the Business on or prior to the Closing Date if such sales taxes, if any, are not paid by the Seller.

                                   ARTICLE VI

                              Conditions to Closing

                  Section 6.1. Mutual Condition. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of the condition that (A) no Governmental Authority of competent jurisdiction shall have (i) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect; or (ii) commenced or threatened any action or proceeding, which in either case would prohibit consummation of the transactions contemplated by this Agreement and (B) no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions, contemplated by this Agreement and (C) CD&L shall have signed the guarantee attached as Schedule 6.1 and (D) Martin Roffman shall have signed and delivered the Personal Guarantee attached as Schedule 6.1 (D).

                  Section 6.2. Conditions to the Purchaser's Obligations. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at Closing of each of the following conditions:

                  (a) all representations and warranties made by the Seller in this Agreement and the Schedules hereto shall be true, correct and complete on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and the Seller shall have duly performed or complied with all of the covenants, obligations and conditions to be performed or complied with by them under the terms of this Agreement on or prior to or at Closing;

                  (b) all authorizations, consents, waivers, approvals or other actions required in connection with the execution, delivery and performance of this Agreement by the Seller and the consummation the Seller of the transactions contemplated hereby shall have been obtained and shall be in full force and effect and (ii) the Seller shall have obtained any authorizations, consents, waivers, approvals or other actions required to prevent a material breach or default by the Seller under any agreement to which the Seller is a party and which relates and is material to the Purchased Assets or the Business and is being assumed by the Purchaser;

                  (c) prior to or at Closing, the Seller shall have signed and/or delivered to the Purchaser all instruments of transfer and conveyance identified herein and such other closing documents as shall be reasonably requested by the Purchaser, including the following:

                           (i) such instruments of sale, transfer, assignment conveyance and delivery (including a Bill of Sale as set forth on Schedule 6.2 (c) (i) of the Agreement as are required in order to transfer to the Purchaser good and marketable title to the Purchased Assets, free and clear of all Encumbrances except as provided herein;

                           (ii) consent of First Union Commercial Corporation, if required, and UCC-3's or other appropriate evidence of release of any Encumbrances;

                           (iii) landlord's consent as set forth on Schedule
         6.2 (c) of this Agreement with respect to assignment of the Allwood Lease;

                           (iv)  the License Agreement;

                           (v) such other documents or instruments as the Purchaser reasonably requests to effect the transactions contemplated hereby.

                  (d)  all  actions,  proceedings,   instruments  and  documents
required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to the Purchaser.

                  Section 6.2.1. Purchaser's Financial Acknowledgment. Prior to the Closing Date, the Purchaser acknowledges and agrees it has had sufficient time to review and has reviewed the most recent, unaudited, financial statements of Seller and such financial statements are acceptable and satisfactory for the purpose of evaluating the transaction covered by this Agreement.

                  Section 6.3. Conditions to the Seller's Obligations. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) All representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and the Purchaser shall have duly performed or complied in all material respects with all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement on or prior to or at Closing.

                  (b) All authorizations or approvals required in connection with the execution, delivery and performance of this Agreement, by the Purchaser and any third party consents required hereunder and the consummation by the Purchaser of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                  (c) Prior to or at Closing, the Purchaser shall have delivered to the Seller such closing documents as shall be reasonably requested by the Seller in form and substance reasonably acceptable to the Seller's counsel, including but not limited to the following:

                           (i) check payable to the Seller in the sum of ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS (us $125,000)

                           (ii) Promissory Note to the Seller in the sum of SEVEN HUNDRED TWENTY FIVE THOUSAND DOLLARS ($725,000)

                           (iii) surrender of the Monhegan Lease

                           (iv) a signed agreement whereby Purchaser assumes all obligations of Seller under the Allwood Lease as required under Section 2.5.1; and

                           (vi) a signed sublease to CDL as required under
         Section 2.5.2 of this Agreement.
                           (vii) a signed security Agreement and UCC-1's as required under Section 2.4.

                           (d) All  actions,  proceedings,  instruments  and
documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to the Seller.

                                   ARTICLE VII

                                 Indemnification

                  Section 7.1. Survival of Representations and Warranties. The representations and warranties provided for in this Agreement shall survive the Closing for the benefit of the parties hereto and their successors and assigns.

                  Section 7.2. Indemnification.  (a) The Seller shall indemnify, defend and hold harmless the Purchaser, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, counsel's fees and other costs and expenses incident to any suit, action or proceeding) (the "Damages") arising out of, resulting from or incurred in connection with (i) any inaccuracy in any representation or the breach of any warranty made by the Seller in this Agreement and (ii) the breach of any covenant or agreement by the Seller under this Agreement.

                  (b) The Purchaser shall indemnify and hold harmless the Seller and any Person claiming by or through any of them, against and in respect of any and all damages arising out of, resulting from or incurred in connection with
(i) the breach by the Purchaser of any covenant or agreement to be performed by them hereunder and (ii) any inaccuracy in any representation or the breach of any warranty made by the Purchaser in this Agreement for the applicable Survival Period.

                  (c) CD&L shall indemnify and hold harmless the Purchaser from any and all damages incurred by the Purchaser from third parties always provided such damages arose out of properly due and owing liabilities of the Seller on or prior to the Closing Date.

                  (d) Any Person providing indemnification pursuant to the provisions of this Section 7.2 is hereinafter referred to as an "Indemnifying Party" and any Person entitled to be indemnified pursuant to the provisions of this Section 7.2 is hereinafter referred to as an "Indemnified Party."

                  Section 7.3. Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a "Third Party Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or
(y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim or demand described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such Third Party Claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                  Section 7.4. Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Damages. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Damages. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest. In the event that the Indemnified Party is required to institute legal proceedings in order to recover Damages hereunder, the cost of such proceedings (including costs of investigation and reasonable attorneys' fees and disbursements) shall be added to the amount of Damages payable to the Indemnified Party.

                  Section 7.5 Post Closing Corporation. Each party agrees that it shall take such action and sign such documents that may be required following Closing to effectuate the terms of this Agreement.


                                  ARTICLE VIII

                                     Default

                  Section 8.1. Default by the Purchaser. In the event the Purchaser breaches a material term hereof fails to make any payment which it is obligated to make pursuant to Section 2.3 of this Agreement and such failure or breach shall continue for a period of thirty (30) days after written notice thereof or has been given to the Purchaser then in addition to any other right or remedy available to Seller either at law in equity or under this Agreement Purchaser agrees that any and all payments remaining due over the unexpired term of the Payment Term shall be deemed immediately due and payable in their entirety without further notice to Purchaser.


                                   ARTICLE IX

                                  Miscellaneous

                  Section 9.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:



If to the Seller: 380 Allwood Road
                                    Clifton, New Jersey  07012
                                    Telephone:  (973) 471-1005
                                    Facsimile:   (973) 471-5519
                                    Attention:    General Counsel

With a copy to:   Lowenstein, Sandler, Kohl,
                                    Fisher & Boylan
                                    65 Livingston Avenue
                                    Roseland, New Jersey  07068
                                    Telephone:  (201) 992-8700
                                    Facsimile:   (201) 992-5820
                                    Attention:  Alan Wovsaniker, Esq.

If to the Purchaser:
                                    Telephone: (973) 779-6654
                                    Facsimile:  (973) 779-3071
                                    Attention:  Anthony Pappa


With a copy to:   Arnold Shurkin, Esq.
                                    124 Gregory Avenue
                                    Passaic, New Jersey  07055
                                    Telephone:  (973) 779-4647
                                    Facsimile:   (973) 779-4927

                  Section 9.2. Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein, including all professional fees.

                  Section 9.3. Governing Law; Consent to Jurisdiction This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 9.4. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

                  Section 9.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

                  Section 9.6. Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 9.7. Entire Agreement. This Agreement, including the Schedules and Exhibits attached thereto, constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

                  Section 9.8. Amendment and Modification. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

                  Section 9.9. Public Announcement. Except as previously announced by CD&L or as may be required by law, neither the Seller, on the one hand, nor the Purchaser, on the other hand, shall issue any press release or otherwise publicly disclose this Agreement or the transactions contemplated hereby or any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other which approval shall not be unreasonably withheld or delayed. In the event that any such press release or other public disclosure shall be required, the party required to issue such release or other disclosure shall consult in good faith with the other party hereto with respect to the form and substance of such release or other disclosure prior to the public dissemination thereof.

                  Section 9.10. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

                  Section 9.11. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.


                  Section 9.12. No Strict Construction. Each of the Purchaser, the Seller and the Principals acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

                  Section 9.13. Risk of Loss. Prior to the Closing, the risk of loss with respect to the Purchased Assets shall remain with the Seller. In the event of any material casualty prior to closing, the Purchaser shall have the right to terminate this Agreement upon giving written notice of its election to terminate to the Seller.










IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.





                                     Mimatar Corporation



                                     By:___________________________
                                     Name:  Anthony A. Pappa
                                     Title:   President
                                     Date:    December 31, 1997




                                     Sureway Logistics Corporation



                                     By:____________________________
                                     Name:__________________________
                                     Title:___________________________
                                     Date:___________________________




                                     Consolidated Delivery and Logistics, Inc.



                                     By:_________________________________
                                     Name:    Albert W. Van Ness, Jr.
                                     Title:   Chairman & Chief Executive Officer
                                     Date:    December 31, 1997

                                    Exhibits

Exhibit A         Allocation of Purchase Price

                                    EXHIBIT A

                          Allocation of Purchase Price






                  Deposits                           $ 132,620.71

                  Prepared Expense                   $ 160,172.00


                  FF&E                               $ 557,207.29

                                    Schedules

Schedule     1.1 (a)         Customer List
Schedule     1.1 (c)         Prepaid Expenses
Schedule     1.1 (d)         Security Deposits
Schedule     1.1 (e)         Schedule of Manufacturing, Warehouse, Computer and
                               other Equipment
Schedule     1.1 (i)         License Agreement
Schedule   2.3.2             Promissory Note
Schedule     2.4             Security Agreement
Schedule   2.5.1             Assignment and Assumption of Allwood Lease
Schedule   2.5.2             Sublease Agreement
Schedule   2.5.3             Surrender of Monhegan Lease
Schedule     2.6             Bank Consent Letter and Estoppal Certificate
Schedule     3.5             List of Employees
Schedule    3.11             List of Permitted Encumbrances
Schedule     6.1  (C)        CD&L Guarantee
Schedule     6.1  (D)        Roffman Guaranty
Schedule     6.2  (c) (i)    Bill of Sale
Schedule     6.2  (c) (vi)   Landlord's Consent

Schedule 2.3.2

PROMISSORY NOTE


US $725,000.00                                                 December 31, 1997

                    FOR VALUE RECEIVED Mimatar Corporation, a New Jersey corporation, ("Maker"), hereby promises to pay to the order of Sureway Logistics Corporation, a New York corporation ("Payee"), the principal sum of SEVEN HUNDRED TWENTY FIVE THOUSAND DOLLARS (US $725,000) together with interest on the unpaid balance at the rate of six percent (6%) per annum.

                    Payments of principal and interest hereunder shall be due and payable as follows:

                    (a) Commencing February 1, 1998 and continuing on the first day of each month up to and including January 1, 1999, monthly payments of interest only of THREE THOUSAND SIX HUNDRED TWENTY FIVE DOLLARS ($3,625.00).

                    (b) Commencing on February 1, 1999 and continuing on the first day of each month up to and including January 1, 2004, monthly payments of principal and/or interest of FOURTEEN THOUSAND SIXTEEN DOLLARS AND TWENTY EIGHT CENTS ($14,016.28) so as to retire the outstanding principal balance of the Note based on a five (5) year amortization schedule a copy of which is annexed hereto.

                    All payments shall be made in lawful United States currency to payee on or before the date due at Consolidated Delivery & Logistics, Inc., 380 Allwood Road, Clifton, New Jersey 07012, Attention: Controller, or to such other address or person as Payee may designate in writing to Maker. If all or any portion of any payment is not made on or before the tenth (10th) calendar day following the date such payment is due, such unpaid amount shall accrue interest from and after the date such payment is due until and including the date such payment is made at the lesser of (a) the rate of interest established herein plus five percent (5%), or (b) the maximum rate that can be lawfully charged under applicable statutes and regulations. Maker agrees and acknowledges that such late charge is a reasonable estimate of the damages and loss to Payee as a result of such late payment and agrees to pay such sum on demand. All payments shall first be applied to the payment of all charges under this Note other than principal and interest owed to Payee, then to accrued and unpaid interest, and the balance, if any, towards reduction of the principal.

                    This Note is and shall remain secured by (i) Security Agreement (the "Security Agreement") by and between Maker and Payee of each of even date herewith, the terms and conditions of which are incorporated herein by reference in their entirety.

                    For purposes of this Note, an "Event of Default" shall include any of the following:

                    (a) the failure by Maker to make any payment due hereunder in full on or before the twentieth (20th) calendar day following the date that such installment is due and payable;

                    (b) the failure by Maker to perform any of its obligations under this Note:

                    (c) any material breach or any event of default under the Security Agreement; and

                    (d) the appointment of a custodian, receiver, or liquidator for Maker or any of its/his property, the adjudication of Maker as insolvent, the making by Maker or of an assignment for the benefit of creditors, an admission by Maker in writing of its/his inability to pay its/his as they become due, or the commencement of any proceeding under any bankruptcy law by or against Maker:

                    Upon the occurrence of any Event of Default, the entire principal sum outstanding, together with all accrued and unpaid interest, shall immediately become due and payable without notice, at the option of Payee and Payee shall be entitled to immediately offset such entire principal sum and all accrued interest from any amounts then due and owing from Payee to Maker, provided, however, that if such Event of Default consists of other than a failure by Maker to make a timely payment of principal and interest, Payee will give Maker ten (10) days following receipt of prior written notice of such Event of Default before exercising any of Payee's rights and remedies, and provided further that if said Event of Default cannot be cured within ten (10) days of the date of receipt of the notice described herein, such failure shall not constitute a continuing Event of Default so long as Maker begins curative action within said ten (10) day period and diligently pursues such action to completion within thirty (30) days of the date of the receipt of the notice. If an Event of Default consists of a failure by Maker to make a timely payment of principal and interest, Payee will give Maker five (5) days following receipt of prior written notice before exercising its rights and remedies. Payee may exercise this option to accelerate during any Event of Default by Maker regardless of any prior forbearance, and acceptance by Payee of payments in arrears shall not waive or affect any prior or subsequent acceleration of Payee. The remedies of Payee, as provided herein, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Payee and, except as limited herein, may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right of remedy shall in no event be construed as a waiver or release thereof.

                    Maker agrees to pay to Payee all reasonable costs and expenses of collection and/or suit, including but not limited to all reasonable attorneys' fees regardless of whether litigation is commenced.

                    Maker may prepay the principal amount outstanding, together with all accrued and unpaid interest, in whole or in part. Any partial prepayments shall first be applied to the payment of all charges under this Note other than principal and interest owed to Payee, then to all accrued interest due on the date of such prepayment, and then to the principal amount outstanding. Any partial prepayments shall not postpone the due date of any subsequent monthly principal and interest payments or change the amount thereof, unless Payee agrees in writing.

                    Payee may, without notice, grant extensions in the time of payment of and reductions in the rate of interest on any monies owing under this Note, before, at or after maturity, and any of the foregoing shall be binding upon Maker.

                    Maker hereby waives demand, presentment, notice of dishonor, diligence, protest, notice of protest, and all other demands and notices. In any litigation to which Payee and Maker shall be adverse parties, Maker hereby waives (to the extent permitted by law) the right to claim any defense based on any statutes of limitations or on any claim of laches and waives any counterclaim, cross-claim, or set-off of any nature or description. Maker also
(a) acknowledges and agrees that Payee can bring any suit, action, or proceeding under this Note or any of the documents or instruments mentioned herein in the courts of the State of New Jersey or the United States District Court for the District of New Jersey, (b) consents to the jurisdiction of such courts, and (c) consents to and waives any objection which Maker now has or may hereafter have to proper venue existing in any of such courts.

                    Any notice to Maker provided for in this Note shall be given by mailing such notice by registered or certified mail, return receipt requested, postage prepaid, addressed to Maker at 380 Allwood Road, Clifton, New Jersey, or to such other address as Maker may designate in writing to Payee as provided herein. Any notice to Payee shall be given by mailing such notice by registered or certified mail, return receipt requested, postage prepaid, addressed to Payee, at 380 Allwood Road, Clifton, New Jersey 07012, Attention:
General Counsel, or at such other address as Payee may designate by notice to Maker. Notice shall be deemed given to maker or Payee three (3) days following deposit in the United States mail in such manner.

                    This note is to be construed in accordance with the laws of the State of New Jersey . In case any one or more of the provisions of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Note, and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If any one or more of the provisions contained in this Note shall for any reason be held to be unenforceable as to amount, time, duration, scope, activity, or subject, such provision shall be construed by limiting and reducing it so as to make such provision enforceable to the extent compatible with applicable law.

                    This Note cannot be changed, amended, or modified orally. This writing is intended by the parties as a final expression of this Note and also is intended as a complete and exclusive statement of the terms of this Note. No course of prior dealing between the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement or modify any term hereof, nor any there any conditions to the full effectiveness of this Note.

                    Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

                    This Note shall not be assignable by Maker without Payee's prior written consent, which may be withheld in the sole judgment of the Payee.






                By:_____________________________________________
                   Name:
                   Title:


                                 ACKNOWLEDGMENT


STATE of                              )
                                         ) ss:
COUNTY of                             )


                    On December     , 1997 before me,                          ,
                           of                                 , to me known, and
known to me to hold said position with said corporation, and who executed the foregoing Promissory Note on behalf of said corporation, and duly acknowledged to me that he executed the same and was authorized to do so on behalf of said corporation.



                                             -----------------------------------
                                             NOTARY PUBLIC